Exhibit 99.1

N E W S    R E L E A S E

MEDIA INQUIRIES:	FOR IMMEDIATE RELEASE
Cori Bray	July 1, 2015
Office: (214) 891-2901
E-mail: cori_bray@richards.com

Business First Bank Names Robertson and Jarvis to lead

newly created executive positions;

Promotes Jordan to western region CEO

BATON ROUGE, LOUISIANA – Business First Bank today announced that two longtime executives have been promoted to newly created roles as the bank positions for continued growth in connection with its recent merger with American Gateway Bank. Greg Robertson has been named chief banking officer and Sonya Jarvis has been named chief operations officer. Both executives will continue to report directly to Jude Melville, president and chief executive officer. In addition, Philip Jordan has been promoted to western region CEO, reporting to Robertson. The promotions are effective immediately.

“The larger we grow, the more important an organizational structure focused on maximizing teamwork becomes,” said Melville. “These new positions consolidate reporting relationships in a way that will encourage communications and collaboration across locations and departments within the bank. Greg and Sonya have proven themselves through their service to the bank over the years and I am confident both will be instrumental in our company’s future success.”

Newly created positions

As chief banking officer, Robertson leads the unified production team that includes the bank’s three geographic regions as well as wealth management, treasury management, and credit functions. He brings more than 20 years of diverse experience in commercial and retail banking to his new responsibilities, including serving most recently as western region CEO.

In her new role as chief operations officer, Jarvis is responsible for all aspects of the bank’s operations, which includes administration, information technology and risk management/compliance. In addition, Jarvis continues to serve as chief risk officer and as the bank’s primary coordinator of regulatory interface. Jarvis brings over 15 years of experience to her responsibilities, including being one of Business First Bank’s longest-tenured employees.

CORPORATE OFFICE
Business First 8440 Jefferson Hwy., Baton Rouge, LA 70809 | 225.248.7600	Page 1

Western Region CEO

Jordan also has over 20 years of banking experience, serving most recently as president of Business First Bank’s northwest Louisiana division. He succeeds Robertson as CEO of the western region, which includes southwest, northwest and Lafayette areas of Louisiana. The bank’s western region clientele includes a broad spectrum of enterprises ranging from petro-chemical manufacturing and oil field support to farming and other commerce.

“Under Philip’s leadership over the past six years, the northwest Louisiana division has matured significantly, not just in terms of size but also in quality of service,” said Melville. “I look forward to seeing him apply his infectious enthusiasm across a wider area of our bank’s footprint.”

Business First Bank is the largest community bank headquartered in Baton Rouge and one of the top 10 institutions by size headquartered in Louisiana. Business First Bank now operates 16 offices, including 15 banking centers and one loan production office in six markets across Louisiana. Business First Bank provides commercial and personal banking, treasury management, and wealth solutions services to private businesses and their owners, operators, executives, and employees. It was chosen as one of American Banker Magazine’s Top 40 Banks to Work For in 2014.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

CORPORATE OFFICE
Business First 8440 Jefferson Hwy., Baton Rouge, LA 70809 | 225.248.7600	Page 2